                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant     [ ]

Check the appropriate
[X]     Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              AETHER SYSTEMS, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------

          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)       Title of each class of securities to which transaction applies:
               ---------------------------------------------------------------
     (2)       Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               ---------------------------------------------------------------
     (4)       Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------
     (5)       Total fee paid:
               ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)       Amount Previously Paid:
              ----------------------------------------------------------------
     (2)       Form, Schedule or Registration Statement No.:
              ----------------------------------------------------------------
     (3)       Filing Party:
              ----------------------------------------------------------------
     (4)       Date Filed:
              ----------------------------------------------------------------

                                 [AETHER LOGO]

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Aether Systems, Inc. We will be holding the Annual Meeting on April 28, 2000 at the BWI Airport Marriott Hotel, 1743 West Nursery Road, Baltimore, Maryland 21240 at 10:00 a.m., local time.

     At the 2000 Annual Meeting, we will ask you to:

     - Elect twelve members to the Board of Directors;

     - Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 75,000,000 to 1,000,000,000 shares.

     - Ratify the selection of KPMG LLP as independent accountants for the fiscal year ending December 31, 2000;

     - Approve Aether Systems, Inc. Employee Stock Purchase Plan; and

     - Transact such other business as properly comes before the meeting.

     Enclosed with this letter is a Notice of the Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope. Also enclosed with this letter is Aether Systems, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1999.

     The Board of Directors of Aether recommends that stockholders vote for election of the board's nominees for director and for approval of each of the other proposals.

     Your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly.

     Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          David S. Oros
                                          Chairman of the Board
                                          and Chief Executive Officer

      YOUR VOTE IS IMPORTANT -- PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE AETHER SYSTEMS, INC. ANNUAL MEETING.

                                 AETHER SYSTEMS
                             11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          ------------------------------------------------------------

DATE:    FRIDAY, APRIL 28, 2000
TIME:    10:00 a.m. LOCAL TIME
PLACE:   BWI Airport Marriott
         1743 West Nursery
         Road,
         Baltimore, Maryland
         21240

          ------------------------------------------------------------

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholder:

     At the 2000 Annual Meeting, we will ask you to:

     1. Elect twelve directors, each for a one-year term.

     2. Approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 75,000,000 to 1,000,000,000 shares.

     3. Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2000.

     4. Approve the Aether Systems, Inc. Employee Stock Purchase Plan

     5. Transact such other business as may properly come before the Annual Meeting.

     Accompanying this notice is a Proxy Statement and a Proxy Card. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope before the date of the Annual Meeting. You may revoke your proxy any time before it is voted at the Annual Meeting. You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on March 22, 2000.

     You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David C. Reymann, Secretary

Owings Mills, Maryland
March 31, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information About the 2000 Annual Meeting and Voting........    2
Proposals to be Presented at the Annual Meeting.............
     Proposal 1: Election of Directors......................    4
     Proposal 2: Amend Certificate of Incorporation to
      Increase Number of Authorized Common Shares...........    5
     Proposal 3: Ratification of Independent Auditors.......    6
     Proposal 4: Approve Employee Stock Purchase Plan.......    7
Security Ownership of Certain Beneficial Owners and
  Management................................................
Directors and Executive Officers............................   13
Compensation Committee Report on Executive Compensation.....   20
Certain Relationships and Related Transactions..............   22
Stockholder Proposals.......................................   25

                              AETHER SYSTEMS, INC.
                             11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117

--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 28, 2000

--------------------------------------------------------------------------------

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2000 Annual Meeting of Aether Systems, Inc. ("Aether" or the "Company"). The 2000 Annual Meeting will be held on April 28, 2000 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, 21240.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Aether is soliciting these proxies.

     At the Annual Meeting, you will be asked to vote on the following proposals:

     1. Elect twelve directors, each for a one-year term.

     2. Approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 75,000,000 to 1,000,000,000 shares.

     3. Ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent public accountants of Aether for the fiscal year ending December 31, 2000.

     4. Approve the Aether Systems, Inc. Employee Stock Purchase Plan

     5. Such other matters as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THESE PROPOSALS.

     On March 31, 2000, we began mailing information to people who, according to our records, owned common shares of beneficial interests in Aether as of the close of business on March 22, 2000. We have mailed with that information a copy of Aether's Annual Report to Stockholders for the fiscal year ended December 31, 1999.

              INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on April 28, 2000 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland 21240 at 10:00 a.m. local time.

THIS PROXY SOLICITATION

     We are sending you this proxy statement because Aether's Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On March 31, 2000, we began mailing this proxy statement to all people who, according to our stockholder records, owned shares at the close of business on March 22, 2000.

     Aether is paying the cost of requesting these proxies. Aether's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Aether will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

VOTING YOUR SHARES

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all proposals, other than the amendment to the certificate of incorporation to increase the number of authorized shares.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING SCHEDULED TO BE HELD ON APRIL 28, 2000.

     In the election of directors, the twelve nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHELD" on your proxy card, your vote will not count either for or against the nominee. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST" each of the other proposals.

     Failure to return a proxy card or vote in person has the effect of a vote "AGAINST" the proposal to amend our certificate of incorporation to increase the number of authorized shares. On all other matters, failure to return a proxy or vote in person will not affect the outcome of the proposal as long as a quorum is achieved. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board, and "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

     We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in one of three ways:

     - You may notify the Secretary of Aether in writing that you wish to revoke your proxy at the following address: Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117, Attention: David C. Reymann, Chief Financial Officer and Secretary. We must receive your notice before the time of the Annual Meeting.

     - You may submit a proxy dated later than your original proxy.

     - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED BY APPROVAL

     SHARES ENTITLED TO VOTE.  On March 22, 2000 (also referred to as the
"Record Date"),      shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each of the proposals.

     QUORUM. The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. A quorum will be present if votes are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting, other than the proposal to approve the amendment to our certificate of incorporation, which requires majority approval from all of the outstanding shares. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

     VOTES REQUIRED. The proposal to amend our certificate of incorporation requires a "FOR" vote of a majority of the outstanding shares. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. In the election of directors, the twelve persons receiving the highest number of "FOR" votes will be elected. If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. A broker non-vote for the proposal to amend the certificate of incorporation will count against the majority required to approve the proposal.

ADDITIONAL INFORMATION

     We are mailing our Annual Report to Stockholders for the fiscal year ended December 31, 1999, including consolidated financial statements, to all shareholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Aether.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     Nominees for election to the Board of Directors are:

         J. Carter Beese, Jr.
         Frank A. Bonsal, Jr.
         Mark D. Ein
         E. Wayne Jackson III
         David S. Oros
         Rahul C. Prakash
         Janice M. Roberts
         Dr. Rajendra Singh
         George P. Stamas
         Robin T. Vasan
         Devin N. Wenig
         Thomas E. Wheeler

     Each director will be elected to serve for a one-year term, unless he or she resigns or is removed before his or her term expires, or until his replacement is elected and qualified. Each of the twelve nominees is currently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers," which begins on page 13.

     NexGen, Telcom-ATI Investors, L.L.C., Reuters and 3Com -- who together hold approximately 50.7% of the shares of our common stock -- are parties to a stockholders agreement that governs voting for our directors. The agreement requires each party to vote all its shares for two directors named by NexGen, two directors named by Telcom-ATI Investors, two directors named jointly by NexGen and Telcom-ATI Investors and one director named by each of Reuters and 3Com. Messrs. Oros and Ein have been appointed by NexGen, Dr. Singh and Mr. Prakash have been appointed by Telcom-ATI Investors, Mr. Wenig has been appointed by Reuters and Ms. Roberts has been appointed by 3Com as directors under the stockholder agreement. Messrs. Bonsal and Wheeler have been named jointly by NexGen and Telcom ATI. In addition, as a condition to our acquisition of Riverbed, we agreed to nominate Messrs. Jackson and Vasan to the Board of Directors at the 2000 Annual Meeting.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees; however, if the nominee is a designee of a party to the stockholders agreement, then the substitute nominee will be designated by the respective entity who designated the vacating representative. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

     The Board of Directors of the Company has established the size of the board at twelve members. Proxies for the Annual Meeting may not be voted for more than the twelve nominees named.

RECOMMENDATION

     The Board of Directors recommends a vote for each of the nominees to the Board of Directors.

                                  PROPOSAL 2:
         APPROVE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
              NUMBER OF AUTHORIZED COMMON SHARES TO 1,000,000,000.

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to a total of one billion one million (1,001,000,000) shares, consisting of one billion (1,000,000,000) shares of Common Stock, $.01 par value per share ("Common Stock") and one million (1,000,000) shares of preferred stock, $.01 par value ("Preferred Stock"). The capital stock of the Company, prior to the approval of the amendment, consists of seventy six million (76,000,000) shares, consisting of seventy five million (75,000,000) shares of Common Stock and one million (1,000,000) shares of Preferred Stock, par value $.01.

     The proposed additional shares may be used in connection with possible stock splits or dividends, management incentive and employee benefit plans, investments, acquisitions, equity financings, and for other purposes. In particular, the Board may consider a stock split at an appropriate time to reduce the per share trading price of Aether shares on the market. At this time, the Board has not decided whether or when to undertake a stock split, or the number of shares it would issue with respect to each outstanding share if it undertakes a split. The Company also has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of common stock in acquisitions or otherwise, but expects to explore potential acquisitions from time to time as opportunities arise. The Board of Directors believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue the shares of common stock without the expense and delay of a special stockholders' meeting.

     Authorized but unissued shares of the Company's common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by Delaware law or the rules of The Nasdaq Stock Market.

     If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation.

     The adoption of the proposed amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 1,000,000,000 will require the affirmative vote of the holders of a majority of the outstanding shares of common stock.

RECOMMENDATION

     The Board of Directors unanimously recommends a vote "FOR" the adoption of the proposed amendment to the Company's Certificate of Incorporation.

                                  PROPOSAL 3:
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for 2000. The Board believes that KPMG's experience with and knowledge of Aether are important and we would like to continue this relationship. KPMG has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company since its inception in 1996 other than its capacity as the Company's independent certified public accountants.

     A representative of KPMG is expected to attend the Annual Meeting. The KPMG representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from shareholders.

RECOMMENDATION

     The Board of Directors recommends a vote for ratification of the appointment of KPMG.

                                PROPOSAL NO. 4:
       APPROVE THE AETHER SYSTEMS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

     On March 16, 2000, the Board of Directors adopted the Aether Systems, Inc. 2000 Employee Stock Purchase Plan (the "ESPP"), and reserved one million (1,000,000) shares (increasing annually by 200,000 shares) for issuance under the ESPP, subject to shareowner approval within 12 months of Board approval.

     At the annual meeting, you are being asked to approve the ESPP and the Board's reservation of shares under the ESPP for the purpose of qualifying such shares for special tax treatment under Internal Revenue code section 423.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AETHER SYSTEMS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THAT PLAN.

SUMMARY OF THE ESPP

     The ESPP will provide employees of the Company with an opportunity to become owners of the Company through a convenient arrangement for purchasing shares of common stock. If approved by our stockholders, the ESPP will become when the Board's Compensation Committee decides it should. The following is a summary of the ESPP. For more detailed information, you should read the full text of the ESPP, which is included as Appendix A at the end of this booklet.

GENERAL

     Purpose. The ESPP offers eligible employees the opportunity to purchase shares of our common stock through after-tax payroll withholding. The ESPP is intended to permit employees to acquire an equity interest in the Company thereby providing them with an incentive to work for the growth and success of the Company. We may use the funds we receive under the ESPP for any general corporate purpose.

     Eligibility. All employees of the Company and its eligible subsidiaries are eligible to participate in the ESPP, except (1) employees who have not satisfied whatever waiting period the Compensation Committee sets at the beginning of the payroll deduction period and (2) employees who hold more than 5% of our common stock. (Eligible subsidiaries are corporations owned at least 50% by the Company, directly or indirectly, and single-member LLCS where the Company is the member, directly or indirectly. The Board can choose to exclude subsidiaries. Employees' benefits will vary depending upon their election as to level of participation. No non-employee directors are eligible to participate in
the ESPP. As of December 31, 1999, there were approximately      employees who
would be eligible to participate in the ESPP if it had then been in effect, and if the Compensation Committee did not require any waiting period.

     Shares Available Under the ESPP. If approved, the ESPP would authorize Aether to issue up to one million (1,000,000) shares of common stock from authorized but unissued shares or from stock owned by the Company, including stock purchased on the market, the number will automatically increase by 200,000 shares each December 31 beginning December 31, 2001. The number of shares we may issue under the ESPP automatically adjusts for stock dividends, stock splits, reclassifications and other changes affecting the common stock.

     Administration. The Compensation Committee of our Board of Directors administers the ESPP. The Compensation Committee may delegate this authority. The Compensation Committee has the authority and discretion to specify the terms and conditions of stock purchases by employees under the ESPP (within the limitations of the ESPP) and to otherwise interpret and construe the terms of the ESPP and any related agreements. Under the ESPP, the Compensation Committee (or the Board of Directors) can lengthen or shorten the payroll deduction periods, increase the purchase price for shares, or make other administrative adjustments. The ESPP also specifically provides for indemnification of the Compensation Committee, other directors, and agents for actions taken with respect to the ESPP.

OPTIONS GRANTED UNDER THE ESPP

     How Options Are Granted. On the first day of each payroll deduction period, a participating employee will automatically receive options to purchase a number of shares of Aether common stock with money that is withheld from his or her paycheck. The number of shares available to the participating employee will be determined at the end of the payroll deduction period by dividing (1) the total amount of money withheld during the payroll deduction period by (2) the exercise price of the options (as described below). Options granted under the ESPP to employees will be automatically exercised to purchase shares on the last day of the payroll deduction period, unless the participating employee has, at least thirty days earlier or by such other deadline as the Compensation Committee sets, requested that his or her payroll contributions stop. The Compensation Committee will determine the fractional treatment of fractional shares. Any cash accumulated in an employee's account for a period in which an employee elects not to participate will be distributed to the employee.

     Exercise Price. The initial exercise price for options under the ESPP will be 85% of the lesser of the fair market value of the common stock as of the first day of the payroll deduction period and as of the last day of that period. The Compensation Committee may increase the exercise price before a payroll deduction period begins. No participant can purchase more than $25,000 worth of Aether common stock in all payroll deduction periods ending during the same calendar year. The closing price of a share of Aether common stock, as reported on December 31, 1999 was $71.625.

     Election to Participate. Participating employees must elect before the beginning of a given payroll deduction period to participate, although a prior election will carry over until revoked.

     Termination of Service. If an employee's employment ends for any reason, including death, any cash accumulated in the employee's account will be distributed, and the employee will immediately cease to participate in the ESPP, unless the Compensation Committee specifies some other treatment.

     Other Information. All options granted under the ESPP will be evidenced by participation agreements or other approved documentation. The Compensation Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the ESPP are assignable or transferable other than by will or in accordance with the laws of descent and distribution. The Compensation Committee may impose restrictions on sale of the stock or require the stock to be held at a particular broker.

AMENDMENT OR TERMINATION OF THE ESPP

     The Board of Directors may amend or terminate the ESPP at any time and from time to time. Stockholder approval is required for any changes if such approval is required to preserve the ESPP's status as a plan under section 423 of the Internal Revenue Code. Absent extension by the Board with stockholder approval, no payroll deduction period will end after March 16, 2010.

TAX CONSEQUENCES

     The following summarizes the material federal income tax consequences of participation in the ESPP. It does not cover employment taxes except as specified, nor does it cover other federal, state, local, or foreign tax consequences, if any.

     We designed the ESPP to qualify for the favorable federal income tax treatment provided under Section 423 of the Internal Revenue Code.

     A participant's withheld compensation will be post-tax. In other words, the participant will be taxed on amounts withheld for the purchase of shares of Aether common stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition.

     If the purchased shares of common stock are disposed of more than two years after the beginning of the applicable payroll deduction period and more than one year after the exercise date, or if the participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or
(b) the discount element (up to 15% of fair market value) of the stock as the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

     If the participant sells or disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. Aether will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a participant upon later disposition, or realized upon death. The Company's deduction may be limited under Internal Revenue Code Section 162(m) and maybe subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify the Company of the sale of stock in a disqualifying disposition).

INCORPORATION BY REFERENCE

     The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix A.

                  BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK
               BY DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

     For the purposes of calculating percentage ownership as of March 22, 2000, 37,052,750 shares were issued and outstanding and, for any individual who beneficially owns shares represented by options exercisable on or before May 22, 2000, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aether Systems, Inc., 11460 Cronridge Drive, Owings Mills, Maryland 21117.

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 22, 2000, as to:

     - each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock;

     - each of our directors and executive officers; and

     - all our directors and executive officers as a group.

                                                  BENEFICIAL OWNERSHIP
                                                       OF SHARES
                                                ------------------------
               NAME AND ADDRESS                   NUMBER         PERCENT
               ----------------                 ----------       -------
DIRECTORS AND EXECUTIVE OFFICERS:
David S. Oros(1)..............................   7,324,584        19.3%
George M. Davis(2)............................     110,000           *
Dale R. Shelton(3)............................      90,000           *
David C. Reymann..............................      14,583           *
Brian W. Keane................................      16,667           *
Frank A. Bonsal, Jr.(4).......................      42,250           *
  1119 St. Paul Street
  Baltimore, MD 21202
J. Carter Beese(5)............................      77,500           *
Mark D. Ein(6)................................     217,500           *
E. Wayne Jackson III(7).......................     194,619           *
  6608 Corine Court
  Columbia, MD 21044
Rahul C. Prakash(8)...........................       2,000           *
  c/o Telcom Venture, L.L.C.
  211 N. Union St., Suite 300
  Alexandria, VA 22314
Janice M. Roberts(9)..........................           0           *
  c/o 3Com Corporation
  5400 Bayfront Plaza
  Santa Clara, CA 95952
Dr. Rajendra Singh(10)........................   6,851,274        19.7%
  c/o Telcom Ventures, L.L.C.
  211 N. Union St., Suite 300
  Alexandria, VA 22314
George P. Stamas(11)..........................       6,250           *
  c/o Deutsche Banc Alex. Brown
  One South Street
  Baltimore, MD 21202

                                                  BENEFICIAL OWNERSHIP
                                                       OF SHARES
                                                ------------------------
               NAME AND ADDRESS                   NUMBER         PERCENT
               ----------------                 ----------       -------
Robin T. Vasan(12)............................           0           *
  c/o Mayfield Fund
  2800 Sand Hill Road
  Menlo Park, CA 94025
Devin N. Wenig................................           0           *
  c/o Reuters America, Inc.
  1700 Broadway, 2nd Floor
  New York, NY 10019
Thomas E. Wheeler(13).........................      47,500           *
All directors and executive officers as a
  group (17 persons)(14)......................  14,994,727        40.0%
5% STOCKHOLDERS:
3Com Corporation(15)..........................   2,643,665         7.1%
  5400 Bayfront Plaza
  Santa Clara, CA 95052
NexGen Technologies, L.L.C.(16)...............   6,452,084        17.4%
Pyramid Ventures, Inc.(17)....................   1,945,442         5.3%
  One Bankers Trust Plaza
  130 Liberty Street
  New York, NY 10006
Reuters MarketClip Holdings Sarl(18)..........   2,828,055         7.6%
  c/o Reuters America, Inc.
  1700 Broad, 2nd Floor
  New York, NY 10019
Telcom-ATI Investors, L.L.C.(19)..............   6,851,274        17.6%
  211 N. Union St., Suite 300
  Alexandria, VA 22314

---------------
  *  Less than 1%.

 ** Shares set forth in this column are shares to be sold by the person named and do not include shares over which the named person has indirect beneficial ownership.

 (1) Includes 6,452,084 shares owned by NexGen Technologies, L.L.C. over which Mr. Oros exercises voting and investment control by virtue of his position as Managing Member of NexGen. Also includes warrants to purchase 932,500 shares of common stock.

 (2) Includes exercisable options to purchase 60,000 shares of common stock and warrants to purchase 50,000 shares of common stock.

 (3) Includes exercisable options to purchase 52,500 shares of common stock and warrants to purchase 37,500 shares of common stock.

 (4) The amount shown excludes approximately 18,170 shares in which Mr. Bonsal has an indirect interest as a result of his non-voting limited liability company membership interest in Telcom-ATI Investors and excludes the indirect interest Mr. Bonsal has in 6,713 shares Telcom-ATI Investors has the right to acquire.

 (5) The amount shown excludes approximately 103,825 shares in which Mr. Beese has an indirect interest as a result of his non-voting limited liability company membership interest in Telcom-ATI Investors and excludes the indirect interest Mr. Beese has in 38,355 shares Telcom-ATI Investors has the right to acquire.

 (6) Includes warrants to purchase 100,000 shares of common stock and warrants to purchase 17,500 shares of common stock at $4 per share.

 (7) Includes 2,972 shares owned by his wife, Cynthia L. Jackson and options to purchase 3,869 shares exercisable on or before May 22, 2000.

 (8) Mr. Prakash, the president of Telcom-ATI Investors, (which is controlled by Telcom Ventures, LLC), disclaims beneficial ownership of the 5,151,948 shares owned by Telcom-ATI Investors including approximately 52,000 shares in which he has an indirect interest as a result of his option to acquire a non-voting limited liability company membership interest in Telcom-ATI Investors and the indirect interest Mr. Prakash has in approximately 19,000 shares Telcom-ATI Investors has the right to acquire.

 (9) Ms. Roberts is senior vice president global marketing and business development of 3Com Corp. and president of 3Com Ventures. Ms. Roberts disclaims beneficial ownership of shares held by 3Com Corp.

(10) Includes 5,151,948 shares owned by Telcom-ATI Investors and entities it controls, and an additional 1,875,000 shares which Telcom-ATI Investors has the right to acquire over which Dr. Singh exercises voting and investment control by virtue of his position as chairman and chief executive officer of Telcom-ATI Investors.

(11) Includes exercisable options to purchase 6,250 shares of common stock. The amount shown excludes approximately 15,572 shares in which Mr. Stamas has an indirect interest as a result of his nonvoting limited liability company membership interest in Telcom-ATI Investors and excludes the indirect interest Mr. Stamas has in 5,753 shares Telcom-ATI Investors has the right to acquire. Mr. Stamas also disclaims beneficial ownership of the 1,995,325 shares beneficially owned by Pyramid Ventures, Inc., an affiliate of Deutsche Banc Alex. Brown.

(12) Mr. Vasan is a partner with Mayfield Fund. Mr. Vasan disclaims beneficial ownership of shares held by Mayfield Fund except to the extent of any pecuniary interest.

(13) Includes exercisable options to purchase 37,500 shares of common stock. Also includes 5,000 shares owned by the Carol and Tom Wheeler Foundation of which Mr. Wheeler is the trustee.

(14) Includes all the shares and options identified above.

(15) Includes exercisable warrants to purchase 143,665 shares of common stock.

(16) Telcom-ATI Investors, L.L.C. has notified NexGen that it is exercising its option to acquire 1,875,000 shares of common stock currently held by NexGen. Excluding these shares, the percentage of shares held by NexGen would be 13.8%.

(17) Pyramid Ventures, Inc. is an indirect wholly-owned subsidiary of DeutscheBank AG.

(18) Reuters MarketClip Holdings Sarl is an indirect wholly-owned subsidiary of Reuters Group PLC.

(19) Includes an option to acquire 1,875,000 shares of common stock from NexGen at a price of $1.92 per share. Telcom has notified NexGen that it is exercising this option and plans to close the sale in April 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information relating to the Company's executive officers and directors.

                NAME                   AGE                      POSITION
                ----                   ---                      --------
David S. Oros........................  40    Chairman, Chief Executive Officer and President
George M. Davis......................  43    President, Enterprise Solutions and Services
                                             Group
E. Wayne Jackson III.................  38    President, Software Products Group and Director
David C. Reymann.....................  41    Chief Financial Officer
Dale R. Shelton......................  38    Chief Technology Officer
Brian W. Keane.......................  41    Senior Vice President, Business Affairs
Mitch I. Selbiger....................  41    Senior Vice President, Marketing
J. Carter Beese, Jr.(1)(2)...........  43    Director
Frank A. Bonsal, Jr.(2)..............  63    Director
Mark D. Ein..........................  35    Director
Rahul C. Prakash(1)..................  38    Director
Janice M. Roberts....................  44    Director
Dr. Rajendra Singh...................  43    Director
George P. Stamas.....................  49    Director
Robin T. Vasan.......................  33    Director
Devin N. Wenig.......................  33    Director
Thomas E. Wheeler(1).................  53    Director

---------------

(1) Member of the compensation committee.

(2) Member of the audit committee.

     David S. Oros founded Aether in 1996 and has been our chairman, chief executive officer and president since Aether's inception. Mr. Oros also serves on the board of directors of OmniSky. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland and holds a U.S. patent for a multi-function radar system.

     George M. Davis has served as our chief operating officer since September 1997 and will be appointed as president of our enterprise solutions and services group at the closing of the Riverbed acquisition. He joined us in September 1996 as vice president, business development to lead initiatives required to launch, maintain and develop business opportunities for our services. From September 1994 until September 1996, Mr. Davis was director of enterprise management systems at Northrop Grumman Corp. Prior to that time, Mr. Davis spent more than 14 years at Westinghouse Electric where he managed advanced military electronic development and production projects. He received a B.S. in business and economics from Bethany College.

     E. Wayne Jackson III became president of our software products group and a director at the completion of our acquisition of Riverbed. Since October 1998, Mr. Jackson has served as the president and chief executive officer and a director of Riverbed, which he co-founded with Mr. Rensin. From September 1994 until October 1997, Mr. Jackson served as director of the emerging technologies division of Noblestar Systems Corp. Riverbed was created by Noblestar in 1998. He received a B.S. in business administration, finance, from James Madison University.

     David C. Reymann has served as our chief financial officer since joining us in June 1998. Mr. Reymann is also responsible for our treasury management services, investor relations and human resources. Before joining us, Mr. Reymann was director of finance and accounting for The Sweetheart Cup

Company from June 1996 until May 1998, where he managed the financial analysis department and the accounting operations for 11 North American manufacturing plants. Prior to that, Mr. Reymann spent 12 years with Procter & Gamble serving in several key finance, accounting and operations positions. Prior to that, Mr. Reymann spent five years at Ernst & Young where he most recently specialized in emerging growth companies. Mr. Reymann received a B.S. in accounting from the University of Baltimore and is a certified public accountant.

     Dale R. Shelton has served as our chief technology officer since February 2000. From June 1996 to February 2000, he served as our senior vice president, engineering, during which time he directed the development of AIM and our wireless data services. From January 1994 until June 1996, Mr. Shelton served as the systems development leader for flash-flood prediction systems at the National Weather Service. From June 1992 until January 1994, Mr. Shelton was principal engineer for ARINC, Inc., where he led the development of aviation tracking and maintenance systems. He received a B.S. in computer science from the University of Maryland.

     Brian W. Keane has served as senior vice president, business affairs since joining us in August 1999. Mr. Keane is responsible for mergers and acquisitions, strategic investments, joint ventures and new strategic business initiatives. From February 1998 until August 1999, Mr. Keane was chief financial officer for Management Information Consulting, Inc., a technology consulting company. Prior to that, Mr. Keane spent ten years as an investment banker with Smith Barney Inc. Mr. Keane received a B.A. in history and mathematics from Cornell University and an M.B.A. from Harvard Business School.

     Mitch I. Selbiger has served as our senior vice president, marketing since January 2000. Mr. Selbiger is responsible for our advertising, branding, marketing and public relations activities. From March 1999 until January 2000, Mr. Selbiger served as vice president of marketing for OTG Software. Prior to that, from July 1998 until March 1999, he served as vice president of marketing for NetFactory. From August 1997 to July 1998, he served as director of eastern area marketing for Netscape Communications, Inc. 1995 to 1997, he served as director of government marketing for Sybase, Inc. Mr. Selbiger received a B.S. in business administration from the University of Vermont and an M.B.A. from George Washington University.

     J. Carter Beese, Jr. was elected a director of Aether on October 20, 1999. Since July 1998, Mr. Beese has served as president of Riggs Capital Partners, a division of Riggs National Corp., where he oversees a $100 million venture capital fund. From September 1997 until July 1998, he served as vice chairman of the Global Banking Group of BT Alex. Brown. Prior to the merger of Bankers Trust and Alex. Brown, Mr. Beese was chairman of Alex. Brown International from November 1994 until September 1997. From February 1992 until November 1994, Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission. Mr. Beese serves as a senior advisor to the Center for Strategic and International Studies, a non-partisan public policy think tank and is involved in the World Economic Forum. He serves as a director on the boards of China.com; Internet Securities, Inc., a company majority owned by Euromoney Institutional Investor, Inc.; and Natural Solutions, Inc. Mr. Beese received a B.S. in economics and political science from Rollins College.

     Frank A. Bonsal, Jr. was elected a director of Aether on October 20, 1999. Since 1978, Mr. Bonsal has been a founding partner of New Enterprise Associates, one of the largest venture capital firms in the United States. Mr. Bonsal has focused on the development of early stage companies. He currently serves as a director on the boards of CARS, Inc., CORVIS Corp., Entevo Corp., Explore, Inc., GeneScreen, Inc. and Healthy Pet Inc. In addition, he is a special limited partner of Amadeus Capital Partners, Boulder Venture, Novak Biddle, Trellis Ventures and Windward Ventures. Mr. Bonsal received a B.A. in economics from Princeton University.

     Mark D. Ein was a co-founder of Aether, and was elected a director of Aether on October 20, 1999. Mr. Ein is the founder and chief executive officer of Venturehouse Group, a holding company that was established in September 1999 to create, invest in and acquire technology and telecommunications companies. From 1992 until September 1999, Mr. Ein was a principal with The Carlyle Group, where he was responsible for many of its telecommunications investment activities. Prior to joining Carlyle, Mr. Ein was an associate with Brentwood Associates, where he worked on leveraged buyout and venture capital investments. Prior to joining Brentwood Associates, he was an analyst in the real estate department of Goldman, Sachs and Co. Mr. Ein currently serves as a director on the boards of LCC International, Inc. and several private companies. Mr. Ein received a B.S. in economics from the University of Pennsylvania and an M.B.A. from Harvard Business School.

     Rahul C. Prakash was elected a director of Aether on October 20, 1999. Since January 1997, Mr. Prakash has served as president of Telcom Ventures, L.L.C., a wireless communications investment company. From January 1994 until December 1996, Mr. Prakash served as vice president, business development of Telcom Ventures. Prior to that time, he served as a director of business development at LCC International, Inc., a worldwide provider of wireless engineering and design services. From 1993 until 1994, Mr. Prakash was the director of business development for Telemate, a joint venture he helped establish between LCC and France Telecom. Mr. Prakash is also a director of several private telecommunications companies controlled by Telcom Ventures. He received an M.B.A. in international finance from American University and an M.B.A. from the University of New Delhi, Faculty of Management Studies.

     Janice M. Roberts was elected a director of Aether on October 20, 1999. Since September 1992, Ms. Roberts has served as senior vice president of global marketing and business development for 3Com. She is also president of 3Com Ventures, a corporate investment fund, and a director of OmniSky. From January 1992 until September 1992, Ms. Roberts served as vice president and general manager for 3Com's enterprise networking division. From 1989 until January 1992, Ms. Roberts was with BICC Communications where she held several positions, including most recently, president and managing director of its worldwide data networking business. Previously, she held a number of senior international marketing, sales and business development positions in engineering, electronics and communications-based companies. She holds an Honors degree in economics and business from the University of Birmingham in the United Kingdom and is a member of the Chartered Institute of Marketing.

     Dr. Rajendra Singh was elected a director of Aether on October 20, 1999. Since December 1993, Dr. Singh has served as chairman of the board of directors and chief executive officer of Telcom Ventures, L.L.C. From 1983 until June 1996, Dr. Singh served as chairman of the board of directors of LCC International, Inc., which he co-founded with his wife in 1983. Dr. Singh has played an instrumental role in the cellular industry by developing key standards used today in wireless system design and methodology. Dr. Singh is a member of the board of directors of Teligent, Inc., XM Satellite Radio Holdings, Inc. and LCC International, Inc. He received a Ph.D. in electrical engineering from Southern Methodist University.

     George P. Stamas was elected a director of Aether on October 20, 1999. Since January 2000, Mr. Stamas has served as a Vice Chair of Deutsche Banc Alex. Brown. From April 1996 until December 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering and now serves as a consultant to Wilmer, Cutler & Pickering. From 1983 until April 1996, Mr. Stamas was a partner at Piper & Marbury L.L.P. Mr. Stamas is counsel to, and a limited partner of, the Baltimore Orioles baseball team. Mr. Stamas also serves on the board of directors of FTI Consulting, Inc., a provider of litigation support services, and Luminant Worldwide Corporation, a provider of Internet consulting services. He received a B.S. in economics from the Wharton School of the University of Pennsylvania and a J.D. from University of Maryland Law School.

     Robin T. Vasan was appointed as a director of Aether at the completion of our acquisition of Riverbed. Since June 1998, Mr. Vasan has been a general partner of Mayfield Fund, a venture capital fund. From June 1994 until February 1997, he served as vice president, core technology of Risk Management Solutions, an insurance software company. In 1997 and 1998, he attended Harvard Business School. He received a B.A.S. in industrial engineering and economics from Stanford University and an M.B.A. from Harvard Business School. Mr. Vasan is a member of the board of directors of WebMethods, Inc., a business-to-business infrastructure software and service company.

     Devin N. Wenig was elected a director of Aether on October 20, 1999. In April 1994, Mr. Wenig joined Reuters America, Inc. and was promoted to managing director of Reuters Information in February

2000, where he has global responsibility for the regional and central marketing function, product development, electronic commerce, the data groups and commercial policy for Reuters's information businesses in the Americas. Mr. Wenig serves as a director on the boards of Loan Pricing Corp., Intralinks, Inc., FreeEdgar.com and Multex.com. He received a B.S. from Union College and a J.D. from Columbia University.

     Thomas E. Wheeler was elected a director of Aether on October 20, 1999. Since 1992, Mr. Wheeler has served as president and chief executive officer of the Cellular Telecommunications Industry Association. In 1994, Mr. Wheeler was appointed by President Clinton to a six-year term as a member of the board of trustees of the John F. Kennedy Center for the Performing Arts. Mr. Wheeler is a director on the boards of the Public Broadcasting System and the U.S. Capitol Historical Society. He received a B.S. in business administration from Ohio State University.

     NexGen, Telcom-ATI Investors, L.L.C., Reuters and 3Com -- who together hold approximately 50.7% of the shares of our common stock -- are parties to a stockholders agreement that governs voting for our directors. The agreement requires each party to vote all its shares for two directors named by NexGen, two directors named by Telcom-ATI Investors, two directors named jointly by NexGen and Telcom-ATI Investors and one director named by each of Reuters and 3Com. Messrs. Oros and Ein were appointed by NexGen, Dr. Singh and Mr. Prakash were appointed by Telcom-ATI Investors, Mr. Wenig was appointed by Reuters and Ms. Roberts was appointed by 3Com as directors under the stockholder agreement. Messrs. Bonsal and Wheeler have been named jointly by NexGen and Telecom-ATI. In addition, as a condition to our acquisition of Riverbed, we agreed to nominate Messrs. Jackson and Vasan to the Board of Directors at the 2000 Annual Meeting. The terms of the stockholder agreement are further described in "Transactions Between Aether and its Officers, Directors and Significant Stockholders."

     Directors serve for a term of one year.

     Our executive officers are appointed by, and serve at the discretion of, our board of directors. We expect that each of our officers will devote substantially full time to our affairs. We expect that our non-employee directors will devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our executive officers, directors or key employees.

           MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held a total of      meetings during 1999, and
executed      unanimous consents in lieu of meetings. Each director attended at
least      % of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served.

     The Board of Directors currently consists of twelve members. The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee.

     The Compensation Committee consists of Messrs. Beese, Prakash and Wheeler. Our Board of Directors established a Compensation Committee at the time of our initial public offering. The Compensation Committee met one time during the year ended December 31, 1999. The Compensation Committee determines the compensation of senior executive officers (such as the chief executive officer and chief financial officer), subject, if the board so directs, to the board's further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity-based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans.

     The Audit Committee consists of Messrs. Beese and Bonsal. Our Board of Directors established an Audit Committee at the time of our initial public offering. Although the Audit Committee did not meet in 1999, it met in January 2000 to discuss the year-end audit process with KPMG. The Audit Committee makes recommendations to the board concerning the engagement of independent accountants; reviews with the independent accountants the plans and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews annual CPA audit and recommendations of internal controls and related management response; reviews the audit reports with management and the auditor; oversees the internal audit function; and monitors management's efforts to correct deficiencies described in any audit examination.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation. The following table sets forth compensation for 1998 and 1999 awarded to, earned by or paid to our chief executive officer and the four other most highly paid executive officers. We refer to these five officers as the "named executive officers."

                                                                                LONG-TERM
                                                                           COMPENSATION AWARDS
                                                                 ----------------------------------------
                                                                                  SHARES
                                      ANNUAL COMPENSATION        OTHER ANNUAL   UNDERLYING    ALL OTHER
                                 -----------------------------   COMPENSATION    OPTIONS     COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)       ($)           (#)           ($)
  ---------------------------    ----   ----------   ---------   ------------   ----------   ------------
David S. Oros..................  1999    $200,000    $250,000           --       945,100            --
  Chairman, Chief Executive      1998     200,000     150,000           --            --            --
  Officer and President
George M. Davis................  1999     157,292      24,504           --        55,000        $7,750
  President, Enterprise          1998     133,333      52,895       $2,420        75,000            --
  Solutions and Services Group
Dale R. Shelton................  1999     129,167      20,000           --        42,500            --
  Chief Technology Officer       1998     109,200       4,000           --        50,000            --
David C. Reymann...............  1999     126,042          --           --        51,250            --
  Chief Financial Officer        1998      64,905          --           --        62,500            --
Brian W. Keane.................  1999      56,817      50,000           --       125,000            --
  Senior Vice President,         1998          --          --           --            --            --
  Business Affairs

     Option Grants. The following table shows information regarding stock options granted to the named executive officers during the year ended December 31, 1999. No stock appreciation rights were granted to these individuals during the year.

                                                                                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                                            ANNUAL
                        NUMBER OF SHARES   PERCENTAGE OF   EXERCISE                          RATES OF STOCK PRICE APPRECIATION FOR
                           UNDERLYING      TOTAL OPTIONS   PRICE PER                                    OPTION TERM ($)
                        OPTIONS GRANTED     GRANTED TO       SHARE                          ---------------------------------------
         NAME                (#)(*)          EMPLOYEES        ($)       EXPIRATION DATE       0% (6)        5% (7)        10% (7)
         ----           ----------------   -------------   ---------   ------------------   -----------   -----------   -----------
David S. Oros.........     775,000(1)          28.04%       $ 1.60          June 22, 2009   $11,160,000   $18,958,293   $30,922,407
                           157,500(1)           5.70%       $ 4.00     September 20, 2009   $ 1,890,000   $ 3,474,814   $ 5,906,231
                            12,600(2)           0.46%       $16.00       October 20, 2009   $        --   $   126,785   $   321,298
George M. Davis.......      50,000(1)           1.81%       $ 1.60          June 22, 2009   $   720,000   $ 1,223,116   $ 1,994,994
                             5,000(3)           0.18%       $ 8.00     September 26, 2009   $    30,000   $    74,023   $   141,562
Dale R. Shelton.......      37,500(1)           1.36%       $ 1.60          June 22, 2009   $   540,000   $   917,337   $ 1,496,245
                             5,000(3)           0.18%       $ 8.00     September 26, 2009   $    30,000   $    74,023   $   141,562
David C. Reymann......      18,750(1)           0.68%       $ 1.60          June 22, 2009   $   270,000   $   388,668   $   678,123
                            12,500(4)           0.45%       $ 8.00       October 11, 2009   $   100,000   $   225,779   $   418,748
                            20,000(3)           0.72%       $ 8.00     September 26, 2009   $   120,000   $   296,090   $   566,248
Brian W. Keane........     125,000(5)           4.52%       $ 4.80        August 16, 2009   $   900,000   $ 1,843,342   $ 3,290,614

---------------
 * Options expire 90 days after the termination of employment of the option holder.

(1) The warrants are immediately exercisable in their entirety.

(2) Fifty percent of the options will become exercisable beginning on October 20, 2000, and the other 50% will become exercisable on October 20, 2001. None of the options will become exercisable prior to such dates unless there is a change of control of Aether, which includes a sale of all our assets or the sale of at least 80% of the equity of our company.

(3) The options will become immediately exercisable in their entirety on September 26, 2001 and none of them will become exercisable prior to that date unless there is a change of control of Aether, which includes a sale of all our assets or the sale of at least 80% of the equity of our company.

(4) The options will become immediately exercisable in their entirety on October 11, 2001 and none of them will become exercisable prior to that date unless there is a change of control of Aether, which includes a sale of all our assets or the sale of at least 80% of the equity of our company.

(5) One-third of the options are immediately exercisable. The remaining two-thirds of the options become exercisable annually over a two-year period in equal one-third increments, beginning on August 16, 2000.

(6) The options listed in this column were issued with an exercise price below the fair market value of the option at the time of issuance.

(7) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC and are based on the assumption that the exercise price was the fair market value of the shares on the date of grant. Prior to October 20, 1000, the fair market value on the date of grant was determined by our board of directors. There is no assurance provided to any executive officer or any other holder of our securities that the actual price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

     Aggregate Option Exercises and Holdings. No options were exercised by the named executive officers during the year ended December 31, 1999. The following table provides information concerning the shares represented by outstanding options held by each of the named executive officers as of December 31, 1999.

                                    NUMBER OF SHARES
                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   OPTIONS AT DEC. 31,         IN-THE-MONEY OPTIONS AT
                                        1999 (#)                DEC. 31, 1999 ($) (1)
                               ---------------------------   ---------------------------
            NAME               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   -------------   -----------   -------------
David S. Oros................    932,500        12,600       $64,920,313    $  700,875
George M. Davis..............    175,000        80,000       $12,404,375    $5,578,250
Dale R. Shelton..............    150,000        67,500       $10,638,751    $4,715,187
David C. Reymann.............     39,583        74,167       $ 2,774,115    $4,600,104
Brian W. Keane...............     41,667        83,333       $ 2,784,375    $5,568,750

---------------
(1) Options were "in the money" because the closing price of Aether's common stock on December 31, 1999 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $71.625, which was the last reported sale price of Aether common stock on December 31, 1999.

                             DIRECTOR COMPENSATION

     Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and discretionary grants of stock options, directors will not be compensated for their services as directors. Directors who are employees will be eligible to participate in our equity incentive plan. We have granted options to purchase 12,600 shares to each director and options to purchase 4,000 shares to each member of the audit and compensation committees. The exercise price of these options is equal to $16.00 per share. Mr. Wenig's options are held in trust, and he currently has no beneficial interest in the options.

     The following table identifies options that we have granted to non-employee directors since January 1, 1997.

                                         NUMBER OF
                                     SHARES UNDERLYING    EXERCISE
       NON-EMPLOYEE DIRECTOR            OPTIONS(#)        PRICE($)
       ---------------------         -----------------    --------
J. Carter Beese, Jr. ..............        75,000          $ 0.40
                                           20,600           16.00
Frank A. Bonsal, Jr. ..............        37,500            1.77
                                           16,600           16.00
Mark D. Ein........................       100,000            1.60
                                           17,500            4.00
                                           12,600           16.00
Rahul C. Prakash...................        16,600           16.00
Janice M. Roberts..................        12,600           16.00
Dr. Rajendra Singh.................        12,600           16.00
George P. Stamas...................         6,250            0.40
                                            5,000            2.40
                                           12,600           16.00
Devin N. Wenig.....................        12,600           16.00
Thomas E. Wheeler..................        37,500            1.77
                                           16,600           16.00

                             EMPLOYMENT AGREEMENTS

     We have entered into employment contracts with Messrs. Oros, Reymann and Jackson.

     Mr. Oros' contract became effective June 22, 1999 and provides for a salary of $200,000 per year, a performance bonus of up to $100,000 per year and additional bonuses based on annual revenue targets and proceeds raised from private placements of our equity securities in 1999. The contract has an initial term expiring in June 2002 and automatically extends for additional one month increments until terminated by Aether or Mr. Oros on 15 days notice. Pursuant to the contract, we granted Mr. Oros a warrant to acquire 875,000 shares of our common stock. The warrant currently has an exercise price of $1.60 per share of common stock. We also gave Mr. Oros the right to allocate to key employees of his choosing warrants to acquire 125,000 shares of common stock having the same terms and conditions. Mr. Oros has awarded warrants for 50,000 shares of our common stock to Mr. Davis, 37,500 shares of our common stock to Mr. Shelton and 18,750 shares of our common stock to Mr. Reymann. Mr. Oros subsequently received our permission to assign part of his warrant, leaving him with a warrant to acquire 775,000 shares. In September 1999, Mr. Oros received a warrant to acquire 175,000 shares of our common stock at an exercise price of $4 per share. From this grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares of our common stock. If we terminate Mr. Oros without cause, he is entitled to receive from us an amount equal to the salary he would have received during the balance of the term of the employment contract. Under the contract, "cause" means committing an act of gross negligence or other willful act that materially adversely affects Aether, refusing to comply in any respect with specific directions of our board of directors, or being convicted or pleading no contest to any felony or any misdemeanor involving fraud, breach of trust or misappropriation. Each of these warrants became exercisable upon completion of our initial public offering.

     Mr. Reymann's contract was entered into June 1, 1999 and provides for a minimum salary of $127,500 per year. The contract has an initial term expiring on June 1, 2001. We and Mr. Reymann have agreed that if we terminate him without cause, he is entitled to receive from us an amount equal to the salary he would have received during the balance of the term of the employment contract.

     At the closing of our acquisition of Riverbed, we amended Mr. Jackson's existing employment agreement with Riverbed to provide that he would serve as president of our software products group, Mr. Jackson is paid a base salary of $194,000 per year. The contract is on a year-to-year basis and automatically extends for additional one-year periods on each January 22 until terminated by Aether or Mr. Jackson on 30 days' notice. If we terminate him without cause, he will be entitled to receive from us an amount equal to 12 months of his base salary.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of Aether's Board of Directors consists solely of three non-employee directors. The Compensation Committee determines all compensation paid or awarded to Aether's key executive officers, except that Aether's Board has delegated to Mr. Oros, as a Board Committee of one, the ability to grant options to new hires for up to 40,000 shares, subject to his duty to report periodically to the Compensation Committee.

     PHILOSOPHY. The Compensation Committee's goal is to recruit and retain an executive team of superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for Aether's performance. Particular objective factors that the Committee believes are important in assessing performance include growth in the number of subscribers to Aether's systems, the development of new products and products for new industries, an increase in Aether's customer base in the financial services field and in new fields, and growth in revenue, earnings before interest expense, taxes, depreciation, and amortization, and earnings per share. More subjective factors the Committee believes are important in evaluating performance include success in undertaking joint ventures and acquisitions and integrating newly acquired companies and hiring and retention of key employees.

     In establishing appropriate levels for base salary, the Compensation Committee considers the market for senior executives of public companies in businesses comparable to Aether's, based on their own business experience. The Committee also considers the particular officer's overall contributions to Aether over the past year and previously. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his overall contribution to Aether and to serve as an incentive to achieve Aether's goal of increasing shareholder value.

     Executive officers' compensation consists primarily of three components:
(i) base salary, (ii) cash bonus, and (iii) stock options.

     BASE SALARY. The Committee establishes base salaries after considering a variety of factors that determine an executive's value to Aether, including the individual's knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also sets base salaries at levels it considers necessary to retain key employees.

     CASH BONUS. The Committee determined each individual's cash bonus for the fiscal year ended December 31, 1999. Cash bonuses are based on the Committee's overall qualitative evaluation of the performance and accomplishments of each executive officer in achieving various specified goals for the year.

     STOCK OPTIONS. The Committee believes achievement of Aether's goals may be fostered by a stock option program that is tailored to employees who significantly enhance Aether's value. Accordingly, during the fiscal year ended December 31, 1999, the Committee granted employees options to purchase 2,763,856 shares of Common Stock. Named Executive Officers received options with respect to 1,218,850 shares of Common Stock.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. David S. Oros is one of Aether's largest stockholders. His financial well-being is therefore directly tied to Aether's performance as reflected in the price per share of Common Stock. For his services as Aether's Chairman of the Board of Directors and Chief Executive

Officer, Mr. Oros received an amount of compensation for 1999 determined in accordance with the compensation policies established by the Compensation Committee. The Committee awarded Mr. Oros a bonus of $250,000 for the fiscal year ended December 31, 1999. In doing so, it reviewed his employment agreement from before the public offering, considered the successful completion of Aether's initial public offering, the Mobeo acquisition, and the continuing progress in developing new opportunities for Aether and in recruiting and market development.

     COMPENSATION DEDUCTION LIMIT. The Securities and Exchange Commission requires that this report comment on Aether's policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee's policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance Aether's value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive's value to Aether and its shareholders. The Committee believes that no executive compensation expenses paid in 1999 will be non-deductible under section 162(m).

     This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                          J. Carter Beese
                                          Rahul C. Prakash
                                          Thomas E. Wheeler

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee is an officer or employee of Aether. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE CHART

     As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the corporation under the Securities Act of 1933 or the 1934 Act.

     The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company's Common Stock since our initial public offering in October 1999 with the cumulative total return on the S&P 500 Index (the equity index) and Business Software Services Index prepared by Media General Financial Services (the peer index). The comparison assumes $100 was invested on October 21, 1999 in the Company's Common Stock and in each of the above indices with reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              AMONG AETHER SYSTEMS
                  S&P 500 INDEX AND BUSINESS SOFTWARE SERVICES
[PERFORMANCE CHART]

                                                    AETHER SYSTEMS         BUSINESS SOFTWARE SERVICES         S&P 500 INDEX
                                                    --------------         --------------------------         -------------
10/21/99                                                100.00                       100.00                      100.00
12/31/99                                                147.87                       149.35                      108.04

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1999, we have engaged in the following transactions with the following persons:

     - directors, nominees for election as directors, or executive officers;

     - beneficial owners of 5% or more of the Company's common stock;

     - immediate family members of the above, and

     - entities in which the above persons have substantial interests.

EQUITY INVESTMENTS

     The following discussion describes the issuance of equity interests in our predecessor, Aether Systems, LLC. Immediately prior to our initial public offering on October 26, 1999, we converted into a Delaware corporation at which time, each holder of units in our limited liability company was converted into two and one-half shares of our common stock and each option or warrant for one unit was converted into an option or warrant for two and one-half shares of our common stock. The discussion below gives only the number of shares into which units were converted.

     Effective June 1999, we issued to Mr. Oros a warrant to acquire 875,000 shares at an exercise price of $.01 per share. We subsequently agreed with Mr. Oros to amend the exercise price to $1.60 per share. We also gave Mr. Oros the right to allocate to key employees of his choosing warrants to acquire 125,000 shares having the same terms and conditions. Mr. Oros has awarded warrants to acquire 50,000 shares to Mr. Davis, 37,500 shares to Mr. Shelton and 18,750 shares to Mr. Reymann. Mr. Oros subsequently received our permission to subdivide his warrant to give Mark Ein a warrant to acquire 100,000 shares, leaving Mr. Oros with a warrant to acquire 775,000 shares. In September 1999, when we increased the exercise price on the warrants issued to Mr. Oros in June 1999, we granted Mr. Oros a warrant to acquire an additional 175,000 shares at an exercise price of $4 per share to compensate him for the increase in the exercise price on the earlier warrants. From this grant, Mr. Oros subsequently assigned a warrant exercisable for 17,500 shares to Mr. Ein.

     In August 1999, we issued to Mr. Ein 100,000 shares upon exercise of his options at an exercise price of $0.40 per share. In September 1999, Mr. Beese exercised an option for 75,000 shares at an exercise price of $0.40 per share.

     NexGen, Telcom-ATI Investors, Reuters and 3Com entered into a stockholder agreement under which these parties vote for two directors named by each of NexGen and Telcom-ATI Investors and for one director named by each of Reuters and 3Com. In addition, commencing on the date of the first annual meeting of stockholders, if the board of directors consists of up to nine members, these parties will vote to elect to the board of directors one additional person named jointly by NexGen and Telcom-ATI Investors Ventures; and if the board of directors consists of 10 or more members, the parties will vote to elect two members named jointly by NexGen and Telcom-ATI Investors. In connection with the acquisition of Riverbed, these stockholders amended the stockholder agreement to allow for a board of 12 members. The right to name directors will end when parties to the agreement reduce their share ownership below levels set forth in the agreement.

     We entered into a registration rights agreement with NexGen, Telcom-ATI Investors, Reuters, 3Com and Transettlements, which entitles these parties to an aggregate of three demand registrations at any time after October 27, 2000, and at the request of these parties, to include in any registration statement for our own account or the account of any other stockholder, the shares of common stock held by those parties, subject to limitations set forth in the agreement. The agreement also requires us to file a shelf registration statement covering the sale of all shares held by parties to the stockholder agreement from time to time. The agreement requires us to file the shelf registration statement only when we are eligible to use the short form registration statement on Form S-3, which would be no earlier than October 20, 2000. Following our acquisition of Riverbed, the shareholders of Riverbed became parties to this registration rights agreement under which the shareholders of Riverbed and their assignees have equivalent rights to the original holders and their assignees thereunder. In addition, the shareholders of Riverbed and their assignees, in the aggregate, have the right to one additional shelf registration after October 20, 2000 (or earlier if the original holders sell shares in reliance on Rule 144) provided that the sales by any Riverbed shareholder or assignee under such additional right will not exceed the amount that would be permitted under Rule 144(e) if the one year holding period had expired.

LOAN TO NEXGEN

     In September 1998, we loaned NexGen $155,000 at an interest rate of 7.5% per year pursuant to two notes. One note for $95,000 was due in December 1998, and one note for $60,000 was due in October 1998. In August 1999, both notes were amended to be due upon 30 days notice. On December 24, 1998, NexGen made a payment of $19,346 with respect to these notes. At December 31, 1999, the balance outstanding on these notes was $150,445. During 1999, NexGen paid interest of $0 on the notes. On February 15, 2000, NexGen made an additional payment of $151,716 in full satisfaction of the notes.

OMNISKY

     On August 9, 1999, we formed a new company with 3Com in which we acquired an interest in AirWeb Corporation, which was doing business as OpenSky and is currently known as OmniSky Corporation. We contributed a perpetual, non-exclusive, non-assignable, royalty-free worldwide license to our AIM software platform in exchange for 7,000,000 shares of Series A Preferred Stock. In connection with the formation of OmniSky, 3Com paid $7.0 million in cash and agreed to contribute to OmniSky a perpetual, non-exclusive, non-assignable license to 3Com's Web Clipping technology (including rights to derivative works) and Palm OS software in exchange for 10,000,000 shares of Series A Preferred Stock, which initially represented a 33% equity interest in OmniSky on a fully diluted basis. The management team of OmniSky acquired in the aggregate 4.2 million shares of common stock and options to acquire an additional 5.8 million shares. Following our initial public offering, we exercised a warrant to acquire an additional 3,000,000 shares of Series A Preferred Stock for $2,500,000 increasing our equity interest in OmniSky to 33% on a fully diluted basis. In January 2000, we exercised our right of first refusal to maintain our 33% equity interest by acquiring 1,439,809 shares of Series B Preferred Stock for $6.7 million, net of the cancellation of approximately $613,000 of indebtedness owed by OmniSky to us. 3Com did not exercise its right of first offer and thus its 33% interest has been diluted.

     As part of our investment with 3Com in OmniSky, we each received registration rights, including two demand registration rights that we can use after the earlier of the completion of OmniSky's initial public offering and August 9, 2004. We also entered into a right of first refusal and co-sale agreement, which, among other things, requires the management team to first offer any OmniSky securities to OmniSky and then to us and 3Com before selling the securities to a third party. This agreement also allows us and 3Com to sell a pro rata portion of our stock to a third party along with the management team if the right of first refusal is not exercised. We and 3Com have also agreed that before either of us sells any shares of Series A Preferred Stock to an unrelated third party, we would first offer the other (or any other holders of Series A Preferred Stock) those shares on a pro rata basis and then offer their shares to OmniSky.

     Aether, 3Com and OmniSky's management are each entitled to appoint one director to OmniSky's board of directors. OmniSky's board of directors currently includes: David S. Oros, our chairman, chief executive officer and president and Janice M. Roberts, who is one of our directors. We have entered into a voting agreement with 3Com and OmniSky's management in which each of the parties has agreed to vote in favor of each of the directors named by Aether, 3Com and OmniSky's management until the earliest of (1) OmniSky's completion of an initial public offering of at last $15 million, (2) OmniSky's completion of a sale of substantially all of the assets of OmniSky or the transfer of more than 50% of the voting power of OmniSky or (3) the parties' termination of the agreement. OmniSky cannot take certain major corporate actions, such as selling the company or issuing securities with rights and preferences senior to the Series A Preferred Stock, without the approval of holders of two-thirds of the Series A Preferred Stock.

     On August 9, 1999, we entered into a letter agreement with OmniSky under which we have agreed to provide OmniSky, for a period of ten months from the date of the letter agreement, engineering services for the design and development of its proposed systems and services. The letter agreement originally provided that OmniSky will pay us $250,000 per month for these services but we subsequently amended it to be on a time and materials basis. In addition, they paid us $500,000 for work performed prior to the date of the letter agreement. Additionally, for a period of five years from the date of the letter agreement, OmniSky has agreed to provide us the right to resell OmniSky's basic package of services. We also have a right of first refusal for development of all investment banking and brokerage applications for OmniSky for a period of two years from the date of the letter agreement, subject to approval of the company for whom the service is developed.

     In October 1999, we agreed to purchase 25,000 Minstrel V modems from OmniSky for a price per modem of $230, which was OmniSky's cost. OmniSky has an exclusive buying arrangement with Novatel for Minstrel V modems, which runs through March 2000. We have paid for 20,000 of the 25,000 modems in two installments: $1,400,000 on October 15, 1999 and $3,200,000 on November 15, 1999. The modems are being delivered to us through April of 2000.

RIVERBED

     On March 6, 2000, we acquired Riverbed for shares of our common stock. In the merger, we issued 4,537,281 shares of our common stock and converted existing options held by Riverbed employees into options to acquire shares of our common stock. If all current Riverbed options vest and are exercised, we would be obligated to issue 862,480 shares of our common stock. As part of the transaction, we are holding in escrow 270,000 of the shares payable to Riverbed shareholders for 12 months to secure their post-closing indemnification obligations to us and we have agreed to indemnify up to $40.5 million of damages the sellers may incur. Immediately after the closing, we appointed two Riverbed nominees -- E. Wayne Jackson and Robin T. Vasan -- to our board of directors.

     As a result of our acquisition of Riverbed, the shareholders of Riverbed became parties to the registration rights agreement we entered into at the time of our initial public offering with several of our shareholders, and the shareholders of Riverbed are deemed to have equivalent rights to the original holders and their assignees. In addition, the shareholders of Riverbed, in the aggregate, have the right to one additional shelf registration after October 20, 2000, or sooner if any of the original holders sell shares sooner pursuant to Rule 144. The additional shelf registration is limited to the number of shares a holder could sell under Rule 144.

REUTERS

     On February 8, 2000, we entered into a letter of intent with Reuters under which we will contribute $100 million for 60% of a new European company. Under the letter of intent, Reuters will own the remaining 40% through a contribution of assets and $22 million in cash. David S. Oros, our chief executive officer, will serve as chairman and interim chief executive officer of the new company. This letter of intent is non-binding, and there is no assurance that we will successfully complete definitive documentation with respect to this transaction.

                             STOCKHOLDER PROPOSALS

     If you intend to propose any matter for action at our 2001 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Aether at 11460 Cronridge Drive, Owings Mills, Maryland 21117, not later than November 6, 2000 at 5:00 p.m. Eastern Standard Time. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 as well as the requirements of our certificate of incorporation and bylaws. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2001 Annual Meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before February 14, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David C. Reymann, Secretary

Owings Mills, Maryland
March 31, 2000

                                                                      APPENDIX A

                              AETHER SYSTEMS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE The Aether Systems, Inc. 2000 Employee Stock Purchase Plan (the "2000 ESPP" or the "Plan") provides employees of Aether Systems, Inc. (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through purchasing shares of the Company's common stock (the "Common Stock"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly. The Plan is effective as of March 16, 2000.

ELIGIBILITY                  An Employee whom the Company or an Eligible
                             Subsidiary employs as of the first day of a Payroll
                             Deduction Period (and has employed for such prior waiting period, initially set at 90 days, as the Committee determines) is eligible to participate in the 2000 ESPP for that Payroll Deduction Period.
                             However, an Employee may not make a purchase under the 2000 ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. In determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                             Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee, unless the Committee determines that including the person is necessary to preserve tax treatment.

ADMINISTRATOR                The Compensation Committee of the Board of
                             Directors (the "Board") of the Company, or such other committee as the Board designates (the
                             "Committee"), will administer the 2000 ESPP. The
                             Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the 2000 ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code).
                             Any determination or action of the Committee in connection with administering or interpreting the 2000 ESPP will be final and binding upon each Employee, Participant, and all persons claiming under or through any Employee or Participant.

                             Without shareholder consent and without regard to whether the actions might adversely affect Participants, the Committee (or the Board) may establish and change the Payroll Deduction
                                    Periods,

                                    limit or increase the frequency and/or
                                    number of changes in the amounts withheld during a Payroll Deduction Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, lengthen or shorten the waiting period
                                    before an Employee becomes eligible to
                                    participate, so long as the change applies uniformly,

                                    permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, delegate its functions (other than those with respect to setting Payroll Deduction Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company; and

                                    establish such other limitations or
                                    procedures as it determines in its sole
                                    discretion advisable and consistent with the Plan.

                             The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Payroll Deduction Period or the higher of both rather than as of the lower) for Payroll Deduction Periods beginning after Committee action.

PAYROLL DEDUCTION PERIOD     Payroll Deduction Periods are the periods during
                             which the Company collects payroll deductions for a particular purchase. Unless the Committee specifies otherwise, the Payroll Deduction Periods will be successive calendar quarters beginning January 1, April 1, July 1, and October 1, beginning when the
                             Committee determines they should begin.

PARTICIPATION                An eligible Employee may become a "Participant" for
                             a Payroll Deduction Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources professionals within a reasonable period of time before the first day of such Payroll Deduction
                             Period. All Participants receiving options under the 2000 ESPP will have the same rights and privileges.

METHOD OF PAYMENT            A Participant may contribute to the 2000 ESPP
                             solely through payroll deductions as follows:

                             The Participant must elect on an authorization notice or other required documentation to have deductions made from his Compensation for each payroll period during the Payroll Deduction Period at or above a minimum rate and under terms the Committee determines. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions (but expressly excluding income from stock options or other noncash compensation), from the Company or an Eligible Subsidiary paid during a Payroll Deduction Period.

                             All payroll deductions will be credited to the Participant's account under the 2000 ESPP. No interest will accrue on the account.

                             Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction Period and will end with the last payday preceding or coinciding with the end of that Payroll Deduction Period, unless the Participant sooner withdraws as authorized under WITHDRAWALS below.

                             A Participant may not alter the rate of payroll deductions during the Payroll Deduction Period.

                             The Company may use the consideration it receives for general corporate purposes.

GRANTING OF OPTIONS          On the first day of each Payroll Deduction Period,
                             a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his or her Compensation. Such number of shares will be determined at the end of the Payroll Deduction Period according to the following procedure:

                                    STEP 1 -- Determine the amount the Company withheld from Compensation since the beginning of the Payroll Deduction Period;

                                    STEP 2 -- Determine the "Purchase Price" to be the amount that represents 85% of the lower of the Fair Market Value of a share of Common Stock on the first day of the Payroll Deduction Period and the last day of the Payroll Deduction Period (provided that the Committee can increase the price before a Payroll Deduction Period begins); and

                                    STEP 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2.

                             The Committee will determine the treatment of any fractional shares from among the following:

                                    The results of Step 3 will be used to
                                    purchase whole and fractional shares,

                                    Any amounts in Step 3 not used to purchase whole shares will be refunded to the Participant,

                                    Any amounts in Step 3 not used to purchase whole shares will be carried forward to the next Payment Deduction Period, or

                                    Such other treatment as the Committee
                                    approves.

FAIR MARKET VALUE            The Fair Market Value of a share of Common Stock
                             for purposes of the Plan as of each date described in Step 2 will be determined as follows:

                                    if the Company has no publicly-traded stock, the Committee will determine the Fair Market Value for purposes of the

                                    Plan using any measure of value it
                                    determines in good faith to be appropriate;

                                    if the Common Stock trades on a national securities exchange, the closing sale price on that date;

                                    if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                    if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or

                                    if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                             For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately following trading day when determining the price for the first day of the Payroll Deduction Period and the immediately preceding trading day when determining the price on the last day. The Committee can substitute a particular time of day or other measure of "closing sale price" if appropriate because of changes in exchange or market procedures.

                             The Committee has sole discretion to determine the Fair Market Value for purposes of this Plan, and all participation is conditioned on the participant's agreement that the Committee's determination is conclusive and binding even though others might make a different and also reasonable determination.

                             No Participant shall receive options:

                                    if, immediately after the grant, that
                                    Participant would own shares, or hold
                                    outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries (as defined below); or

                                    that permit the Participant to purchase
                                    shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE OF OPTION           Unless a Participant effects a timely withdrawal
                             under the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction Period will be automatically exercised as of the last day of the Payroll
                             Deduction Period for the purchase of the maximum number of shares (including, if the Committee so provides, fractional shares) that the sum of the payroll deductions credited to the Participant's account during such Payroll

                             Deduction Period can purchase under the formula specified in GRANTING OF OPTIONS.

DELIVERY OF COMMON STOCK     As soon as administratively feasible after the
                             options are used to purchase Common Stock, the Company will credit to each Participant or, in the alternative, to an agent or custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single account or stock certificate without identification as to individual Participants.
                             Unless the Committee determines otherwise,
                             Participants who are holding shares and any persons to whom they transfer part or all of their shares other than by sale must retain those shares with a Company specified broker or agent until the second anniversary of the first day of the Payroll
                             Deduction Period in which they bought the shares.
                             Unless the Committee determines otherwise, a Participant may sell the shares despite the foregoing restriction but may not transfer them to another broker until the foregoing two year period
                             (the "Account Restriction Period") ends. The
                             Committee may require that the specified agent or custodian hold the shares of Common Stock for a minimum period of time after receipt (including through and beyond the Participant's active employment) and reinvest any dividends received in additional shares of Common Stock. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the 2000 ESPP.

SUBSEQUENT OFFERINGS         A Participant will be deemed to have elected to
                             participate in each subsequent Payroll Deduction
                             Period following his initial election to participate in the 2000 ESPP, unless the Participant files a written withdrawal notice with the Human Resources Department at corporate headquarters (or such other recipient as the Department designates) at least 10 days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the 2000 ESPP.

WITHDRAWAL FROM THE PLAN     A Participant may withdraw all, but not less than
                             all, payroll deductions credited to his account for a Payroll Deduction Period before the end of such Payroll Deduction Period by delivering a written notice to the Human Resources Department or its designee on behalf of the Committee at least 30 days before the end of such Payroll Deduction
                             Period (or by such other deadline as the Committee determines). A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Payroll Deduction Period will be deemed to have withdrawn from the 2000 ESPP as of the date of such cessation, unless the Committee establishes other procedures.

                             When a Participant withdraws from the 2000 ESPP, his or her outstanding options under the 2000 ESPP will immediately terminate.

                             Unless the Committee determines otherwise, if a Participant withdraws from the 2000 ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

                             A Participant who has elected to withdraw from the 2000 ESPP may resume participation in the same manner and under the same rules as any Employee making an initial election to participate in the 2000 ESPP (i.e., he may elect to participate in the next following Payroll Deduction Period so long as he or she files the authorization form by the deadline for that Payroll Deduction Period). Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the 2000 ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the 2000 ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT TO PLAN        The shares of Common Stock that the Company will
                             sell to Participants under the 2000 ESPP will be shares of authorized but unissued Common Stock, shares held as treasury stock, and shares purchased on the market. The maximum number of shares made available for sale under the 2000 ESPP will be 1,000,000, increased beginning December 31, 2001 and each succeeding December 31 by 200,000 shares
                             (with both numbers subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK below).
                             If the total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the 2000 ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                             A Participant will have no interest in shares covered by his participation until the last day of the applicable Payroll Deduction Period.

                             After the end of the Account Restriction Period, shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's election, in street name.

ADJUSTMENTS UPON CHANGES IN
CAPITAL STOCK                Subject to any required action by the Company
                             (which it will promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during a Payroll Deduction
                             Period,

                                    the outstanding shares of Common Stock
                                    increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such
                                    Common Stock occurs without the Company's receiving consideration (excluding, unless the Committee determines otherwise, stock repurchases),

                             the Committee must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with
                             Section 424 of the Code.

                             The Board or the Committee may take any actions described in the ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK section without any requirement to seek optionee consent.

                             The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                             Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE
CHANGE Upon a Substantial Corporate Change, the Plan and the offering will TERMINATE and all accumulated funds will be distributed as though the Participants had elected to withdraw unless either
                             (i) such termination would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves or (ii) unless provision is made in writing in connection with such transaction for the assumption or continuation of
                                    outstanding elections, or

                                    the substitution for such options or grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                             A Substantial Corporate Change means the

                                    sale of all or substantially all of the
                                    assets of the Company to one or more
                                    individuals, entities, or groups (other than an "Excluded Owner" as defined below),

                                    complete or substantially complete
                                    dissolution or liquidation of the Company;

                                    a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of 100% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                                    completion of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation more than 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent, or any other transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting Securities.

                             An "Excluded Owner" consists of the Company, any Company Subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

DESIGNATION OF BENEFICIARY   A Participant may file with the Committee a written
                             designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the 2000 ESPP or any shares of Common
                             Stock owed to the Participant under the 2000 ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources professionals on behalf of the Committee.

                             Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company will deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent, or relative is known to the Committee, then to such other person as the Committee may designate.

                             No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY EMPLOYEES         Employees of Eligible Subsidiaries will be entitled
                             to participate in the 2000 ESPP, except as the Committee otherwise designates.

                             Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board or Committee otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations including the Company if, at the time an option is granted to a Participant under the 2000 ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Subsidiary includes any single member limited liability company with its corporate member in the foregoing chain.

TRANSFERS, ASSIGNMENTS, AND
PLEDGES A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant's account or any rights to exercise an option or to receive shares of Common Stock under the 2000 ESPP other than by will or the laws of descent and distribution or under a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR TERMINATION OF
PLAN The Board of Directors of the Company or the Committee may at any time terminate or amend the 2000 ESPP. Any amendment of the 2000 ESPP that (i) materially increases the benefits to Participants,
                             (ii) materially increases the number of securities that may be issued under the 2000 ESPP, or (iii) materially modifies the eligibility requirements for participation in the 2000 ESPP must be approved by the shareholders of the Company to take effect. The Company will refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

EFFECT ON OTHER PLANS        Whether exercising or receiving an option causes
                             the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or local Human Resources professionals of the Company receive them or when any other person or entity the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS               Any amounts the Company invests or otherwise sets
                             aside or segregates to satisfy its obligations under this 2000 ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the 2000 ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the 2000
                             ESPP. Nothing contained in the 2000 ESPP, and no action taken under its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF STOCK
OWNERSHIP                    No Participant and no beneficiary or other person
                             claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

TAX WITHHOLDING              To the extent that a Participant realizes ordinary
                             income or wages for employment tax purposes in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any Participant who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll
                             Deduction Period in which he purchased the shares must, within 30 days of such transfer, notify the Company's Payroll Department in writing of such transfer. Each Participant, as a condition of participation, agrees that the Company may treat the purchase of shares and/or their disposition as taxable events requiring the withholding or other collection of income and employment taxes and further agrees to pay any such taxes for which the Company cannot reasonably withhold.

LIMITATIONS ON LIABILITY     Notwithstanding any other provisions of the 2000
                             ESPP, no individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former
                             Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the 2000 ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the 2000 ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability
                             (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this 2000 ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT       Nothing contained in this Plan constitutes an
                             employment contract between the Company or an Eligible Subsidiary and any Employee. The 2000 ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP             Unless the Company's Board extends the Plan's term,
                             no Payroll Deduction Period will end after March
                             16, 2010.

APPLICABLE LAW               The laws of the State of Delaware (other than its
                             choice of law provisions) govern the 2000 ESPP and its interpretation.

LEGAL COMPLIANCE             The Company will not issue any shares of Common
                             Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                             The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, ("Securities Act") and the Securities Exchange Act of 1934, as amended, and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent applicable law permits, the Plan and any offers will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

APPROVAL OF STOCKHOLDERS     The ESPP must be submitted to the shareholders of
                             the Company for their approval within 12 months after the Board adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2, 3 AND 4


1.  Election of directors.  Nominees:                                              For              Against           Abstain
(01) J. Carter Beese, Jr., (02) Frank A.
Bonsal, Jr., (03) Frank D. Ein, (04) E.
Wayne Jackson III, (05) David S. Oros,        2.  Approval  of Amendment               [  ]             [  ]             [  ]
(06) Rahul C. Prakash, (07) Janice M.         to the Company's Amended
Roberts, (08) Dr. Rajendra Singh, (09)        and Restated Certificate of
George P. Stamas, (10) Robin T. Vasan,        Incorporation.
(11) Devin N. Wenig, (12) Thomas E. Wheeler

                                              3.  The appointment of KPMG              [  ]             [  ]             [  ]
                                              LLP as Independent Auditors.
For            Withheld
the   [ ]      from all    [ ]
Nominees       Nominees
                                              4.  Proposal to approve the              [  ]             [  ]             [  ]
--------------------------                    Aether Systems, Inc.
[ ]  For all nominees except as               Employee Stock Purchase
     noted above                              Plan.






                                              In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or  postponement thereof.







                                              MARK HERE FOR ADDRESS CHANGE AND NOTE                                           [ ]
                                              AT LEFT



                                              MARK HERE IF YOU PLAN TO ATTEND THE
                                              MEETING                                                                         [ ]




                                              NOTE: Please sign exactly as name appears hereon. Joint
                                              owners should each sign. When assigning as attorney, executor, administrator, trustee or guardian, give full name and title as such.


                                              Please sign, date and return promptly in the accompanying envelope.





Signature:                           Date:                   Signature:                                     Date:
          -------------------------        ----------------             ----------------------------------        -------------

-------------------------------------------------------------------------------------------------------------------------------

                                      PROXY
                              AETHER SYSTEMS, INC.
                   PROXY FOR ANNUAL MEETING OF APRIL 28, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           The undersigned hereby appoints David S. Oros and Davis C. Reymann, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Aether Systems, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Aether Systems, Inc. to be held on April 28, 2000 at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, MD 21240 at 10:00 a.m. or any adjournment thereof.

              NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE